SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934



Date of Report (Date of earliest event reported): April 30, 1997




                      Imo Industries Inc.
     (Exact name of registrant as specified in its charter)




    Delaware                           1-9294            21-0733751
(State  or  other  jurisdiction     (Commission        (IRS Employer
of incorporation)                   file number)   Identification Number)



1009 Lenox Drive,
Building Four West, Lawrenceville, NJ                 08648-0550
(Address  of principal executive  offices)            (Zip Code)


Registrant's telephone number, including area code: (609) 896-7600


                                 N/A
                   (Former name or former address,
                    if changed since last report)



Item 5.  Other Events.

A) On April 30, 1997, the Board of Directors of Imo Industries Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on May 4, 1997. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series B Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a Purchase Price of $15 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and the Rights Agent thereunder.

     The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to 10 days following the Stock Acquisition Date redeem all but not less than all of the then outstanding
     Rights.   In  this  regard, it is noted that  the  Company's
     Restated Certificate of Incorporation, as amended, currently contains a supermajority/"fair" price provision governing certain transactions with interested stockholders.

     The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, is filed as Exhibit 4 hereto and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

B) In a press release dated April 30, 1997, the Registrant reported that its Varo Inc. subsidiary successfully completed the sale of its Electronic Systems Division to a group of private investors for $12 million.

     The information set forth in this Item 5 - B is qualified in its entirety by reference to the Registrant's press release announcing such information, which is filed herewith as an exhibit.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

     4    Rights Agreement dated as of April 30, 1997 between Imo
          Industries Inc. and First Chicago Trust Company of  New
          York (incorporated by reference to the Company's Form 8-A filed with the Commission on May 1, 1997).

   99.1 Press release dated April 30, 1997 issued by the Company.

   99.2 Form of letter to be sent to the stockholders of the Company on or about May 4, 1997.


                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IMO INDUSTRIES INC.



Date: May 1, 1997                  By:   /s/ William M. Brown
                                         William M. Brown
                                         Executive Vice President
                                         and Chief Financial Officer
                                         and Corporate Controller